UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On August 17, 2022, the Chief Executive Officer and Chief Financial Officer of EdgeMode, Inc., in connection with the preparation of our Quarterly Report on Form 10-Q for the period ended June 30, 2022, determined that it is necessary to restate our unaudited financial statements as of and for the three months ended March 31, 2022, which were included in our Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “First Quarter 2022 Financial Statements”).

Management has determined that the First Quarter 2022 Financial Statements do not give effect to options granted during the three months ended March 31, 2022, to purchase an aggregate of 65,920,895 shares of our common stock issued to our executive officers and a consultant, resulting in an approximately $17,801,377 understatement in operating expenses and in common stock and additional paid-in capital. These errors have a material impact on our statements of operations and statements of stockholders’ equity (deficit) for the three months ended March 31, 2022.

We will include any restated financial information in an amendment to our Quarterly Report on Form 10-Q for the period ended March 31, 2022, which we intend to file as soon as practicable. As a result of the restatement adjustments, the First Quarter 2022 Financial Statements as previously issued should no longer be relied upon.

These errors have been discussed with M&K CPAS, PLLC, our independent registered public accountant during the period covered by the First Quarter Financial Statements.  Our independent registered public accountant was provided a copy of the disclosures made herein and were given the opportunity, no later than the day of filing this Current Report on Form 8-K, to review those disclosures and provide us a letter stating whether or not they agree with those disclosures.  We will attach any letter we receive as an exhibit to an Amended Form 8-K within two business days of receipt.

As a result of this review, we have reviewed the effectiveness of our internal controls over financial reporting. We believe these errors were primarily due to deficiencies pertaining to insufficiently skilled personnel and a lack of human resources within our accounting and finance functions and deficiencies relating to insufficient analysis, documentation and review of the selection and application of GAAP to significant non-routine transactions, including the preparation of financial statement disclosures relating thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: August 22, 2022	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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